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Exhibit 99(s)

POWER OF ATTORNEY

        We, the undersigned trustees and officers of the Clough Global Equity Fund, a Delaware statutory trust (the "Fund"), do hereby severally constitute and appoint Erin E. Douglas, with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund in connection with the offering of its preferred shares, including any and all amendments to such registration statement and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ EDMUND J. BURKE Edmund J. Burke	Principal Executive Officer and President	July 13, 2005
/s/ JEREMY O. MAY Jeremy O. May	Principal Financial and Accounting Officer and Treasurer	July 13, 2005
/s/ BRADLEY J. SWENSON Bradley J. Swenson	Chief Compliance Officer	July 13, 2005
/s/ KIM STORMS Kim Storms	Assistant Treasurer	July 13, 2005
/s/ W. ROBERT ALEXANDER W. Robert Alexander	Trustee and Chairman	July 13, 2005
/s/ JAMES E. CANTY James E. Canty	Trustee	July 13, 2005
/s/ ANDREW C. BOYTON Andrew C. Boyton	Trustee	July 13, 2005
/s/ ROBERT BUTLER Robert Butler	Trustee	July 13, 2005
/s/ ADAM D. CRESCENZI Adam D. Crescenzi	Trustee	July 13, 2005

/s/ JOHN F. MEE John F. Mee	Trustee	July 13, 2005
/s/ RICHARD C. RANTZOW Richard C. Rantzow	Trustee	July 13, 2005
/s/ JERRY G. RUTLEDGE Jerry G. Rutledge	Trustee	July 13, 2005

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POWER OF ATTORNEY